EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-40876) and related Prospectus for the registration of $1,500,000,000 of debt securities, preference stock, common stock and warrants of Sunoco, Inc. and trust preferred securities of Sunoco Capital I and Sunoco Capital II of our report dated May 28, 2004, with respect to the financial statements and supplemental schedule of the Sunoco, Inc. Capital Accumulation Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

We also consent to the incorporation by reference of our report dated May 28, 2004 with respect to the financial statements and supplemental schedule of the Sunoco, Inc. Capital Accumulation Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003, in the following registration statements:

Sunoco, Inc. Capital Accumulation Plan Form S-8 Registration Statement (Registration No. 33-9931);

Sunoco, Inc. Long-Term Performance Enhancement Plan II Form S-8 Registration Statement (Registration No. 333-60110);

Sunoco, Inc. Long-Term Performance Enhancement Plan Form S-8 Registration Statement (Registration No. 333-30941);

Sunoco, Inc. Long-Term Incentive Plan Form S-8 Registration Statement (Registration No. 33-10055);

Sunoco, Inc. and Subsidiaries Stock Supplement Plan Form S-8 Registration Statement (Registration No. 2-53283);

Sunoco, Inc. Executive Long-Term Stock Investment Plan Form S-8 Registration Statement (Registration No. 33-44059);

Sunoco, Inc. Employee Option Plan Form S-8 Registration Statement (Registration No. 33-49275);

Sunoco, Inc. Shareholder Access and Reinvestment Plan Form S-3 Registration Statement (Registration No. 333-78881);

Sunoco, Inc. Form S-3 Registration Statement (Registration No. 333-40876);

Sunoco, Inc. Dividend Reinvestment Plan Form S-3 Registration Statement (Registration No. 33-39834);

Sunoco, Inc. Dividend Reinvestment Plan Form S-3 Registration Statement (Registration No. 33-52615);

Sunoco, Inc. Deferred Compensation Plan Form S-8 Registration Statement (Registration No. 333-49340); and

Sunoco, Inc. Savings Restoration Plan Form S-8 Registration Statement (Registration No. 333-49342).

/s/ ERNST & YOUNG LLP
Ernst & Young LLP

Philadelphia, Pennsylvania
June 23, 2004